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EXHIBIT 23(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mercantile Bankshares Corporation of our report dated January 27, 2004 relating to the financial statements, which appear in Mercantile Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 1, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM